UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2020

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	IDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.08. Shareholder Director Nominations.

Interpace Biosciences, Inc.’s (the “Company”) 2019 annual meeting (the “2019 Annual Meeting”) was held on October 10, 2019. The Company’s Board of Directors has established July 9, 2020 as the date of the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”). The 2020 Annual Meeting will be held in a virtual format only, via the Internet, with no physical in-person meeting. The Company will publish additional details regarding the exact time, location via the Internet and matters to be voted on at the 2020 Annual Meeting in the Company’s proxy statement for the 2020 Annual Meeting (the “Proxy Statement”). Because the date of the 2020 Annual Meeting represents a change of more than 30 days from the anniversary date of the 2019 Annual Meeting, the deadlines for stockholders to submit proposals and nominations of directors as set forth in the Company’s definitive proxy statement for the 2019 Annual Meeting are no longer effective.

The Amended and Restated ByLaws of the Company, effective November 12, 2019 (the “ByLaws”) provide that, if the date of the annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the preceding year’s annual meeting, advance written notice of stockholder-proposed business intended to be brought before an annual meeting of stockholders must be received by the Secretary of the Company not later than the 90th day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. A new deadline has therefore been set for submission of proposals by stockholders.

To be considered timely, a proposal or notice on Schedule 14N under Rule 14a-18 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (i) intended to be included in the Proxy Statement under Rule 14a-8 under the Exchange Act or (ii) intended to be presented at the 2020 Annual Meeting other than by inclusion in the Proxy Statement, must be received by the Company on or prior to 5:00 p.m. Eastern Time on May 28, 2020. Any proposal or nomination received after such date will be considered untimely.

Proponents are advised to submit their proposals by certified mail, return receipt requested, addressed to the Company’s Secretary at the Company’s principal executive offices at Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, NJ 07054. Only proposals and nominations meeting the requirements of applicable U.S. Securities and Exchange Commission (the “Commission”) rules and of the ByLaws will be considered for inclusion in the Proxy Statement.

Item 8.01. Other Events.

On March 25, 2020, the Commission issued an order Release No. 34-88465 (the “Order”) pursuant to its authority under Section 36 of the Exchange Act granting exemptions from certain provisions of that Act and the rules thereunder related to the reporting and proxy delivery requirements for certain public companies. In reliance on the Order, the Company is delaying the filing of its quarterly report on Form 10-Q for the period ended March 31, 2020 (the “Quarterly Report”). The effects of COVID-19 have limited the abilities of the Company’s employees to conduct normal business activities. This has, in turn, delayed the Company’s ability to prepare the Quarterly Report. Notwithstanding the foregoing, the Company expects to file the Quarterly Report no later than June 29, 2020 (which is 45 days from the original filing deadline of May 15, 2020) in compliance with the exemptions granted under the Order. On April 22, 2020, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which includes in Part I, Item 1A risk factors addressing the impact of COVID-19 on the Company that are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President and Chief Executive Officer

Date: May 15, 2020